UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2009

Juniata Valley Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania		17059
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-436-8211

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Personnel Committee of the Board of Director of Juniata Valley Financial Corp. set performance goals and opportunities for cash bonuses payable under the Executive Annual Incentive Plan (EAIP) for the 2009 fiscal year. For fiscal year 2009, the Committee established corporate performance goals for return on average equity (ROAE) and earnings per share (EPS) as the key measures for the EAIP for Mr. Evanitsky, Ms. Barber and Ms. McMinn. In addition to the ROAE and EPS goals, a portion of the EAIP award for Ms. Barber and Ms. McMinn for fiscal year 2009 will be based upon achieving specific individual performance objectives. The performance goals for fiscal 2009 were set using a performance range beginning at a threshold level, progressing to a target level and up to an optimum level. The following table sets forth the percentages of annual base salary that the Named Executive Officers could earn in fiscal year 2009 upon achievement of the performance goals within the established threshold, target and maximum performance ranges set under the EAIP:

Name and Position
Fiscal Year 2009 EAIP Threshold/Target/Optimum Percent of Base Salary

Francis J. Evanitsky
President and
Chief Executive Officer
12%/20%/30%

Marcie A. Barber
Senior Vice President -
Chief Operating Officer
6.5%/16%/25%

JoAnn N. McMinn
Senior Vice President -
Chief Financial Officer
6.5%/16%/25%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniata Valley Financial Corp.

February 18, 2009	By:	JoAnn McMinn

Name: JoAnn McMinn
Title: SVP, Chief Financial Officer